SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transactions applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE CHINA FUND, INC.

NOTICE OF THE NEW DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 26, 2018

To the Stockholders of

The China Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of The China Fund, Inc. (the “Fund”) has been postponed and now will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Thursday, April 26, 2018, at 1:00 P.M., Eastern Time, for the following purposes:

1.	To elect two Class I directors, to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2021;

2.

If properly presented at the Meeting, to consider a stockholder proposal to terminate all investment advisory and management agreements between the Fund and Allianz Global Investors U.S. LLC (“Allianz”) (the “Termination Proposal”); and

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends that you vote “FOR” the election of the Fund directors named on the WHITE proxy card and “AGAINST” the Termination Proposal.

The Meeting was originally scheduled to be held on March 27, 2018 but is now postponed to April 26, 2018.

The Board of Directors (the “Board”) previously fixed the close of business on February 2, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. If you are a stockholder entitled to vote and you do not expect to attend the Meeting in person, you can vote by telephone or by Internet or by completing, dating and signing the enclosed form of WHITE proxy card and returning it promptly in the envelope provided for that purpose, if you have not already done so. If you vote in that manner but then attend the Meeting, you can vote in person at the Meeting. This solicitation is being made by the Board of Directors of the Fund.

Emerging Markets Country Fund (“EMC”) has notified the Board that at the Meeting it intends to propose two nominees (the “EMC Nominees”) for election to the Fund’s Board of Directors. The Board of Directors believes EMC’s Director nominations and the Termination Proposal together are part of a plan to force the Fund to cease operations and liquidate. City of London Investment Management Company Limited (“City of London”), which is the sponsor of the Termination Proposal, is EMC’s investment adviser and has described its preference for liquidation of the Fund in an SEC filing. The Board strongly believes that a forced liquidation would be inconsistent with the best interests of the Fund and its stockholders – particularly since in 2017 the Fund delivered a return to the stockholders of over 37%. The Board also believes that its Director nominees are better qualified than the EMC Nominees and will serve the interests of all the Fund’s stockholders better than the EMC Nominees.

You may receive proxy solicitation materials from EMC, City of London or any of their affiliates, including an opposition proxy statement and proxy card. The Board of Directors recommends that you NOT return any proxy card furnished by or on behalf of EMC, City of London or any of their affiliates. If you have previously signed a proxy card furnished by EMC, City of London or any of their affiliates, you can revoke that proxy and vote for the Board of Directors’ nominees and on any other matter to be properly considered at the Meeting by signing, dating and returning the WHITE proxy card in the enclosed postage pre-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

YOU ARE STRONGLY URGED TO VOTE. YOU MAY DO SO BY TELEPHONE; BY INTERNET; OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED WHITE PROXY CARD, AND MAILING IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. THIS SOLICICITATION IS BEING MADE BY THE BOARD OF DIRECTORS OF THE FUND.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING ON APRIL 26, 2018: This Notice, Proxy Statement and Form of WHITE proxy card are available on the Internet at https://www.proxyonline.com/docs/TheChinaFund2018.pdf.

By order of the Board of Directors,

Brian F. Link
Secretary

March 29, 2018

Additional Information

This communication may be deemed to be proxy solicitation material. In connection with the Fund’s 2018 Annual Meeting of Stockholders, the Fund filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on February 5, 2018. The definitive proxy statement and a form of proxy have been mailed to the Fund’s stockholders. Stockholders are urged to read the Fund’s definitive proxy statement and any other documents filed by the Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information.

Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the Fund’s definitive proxy statement and proxy card also are available without charge from the Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156.

The Fund and its directors and President are “participants” in the solicitation of proxies from stockholders of the Fund in connection with the 2018 Annual Meeting. Information regarding those persons is provided in the definitive proxy statement filed by the Fund with the SEC.

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